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                                                                                                                        EXHIBIT  11
                                      AUTOMATIC DATA PROCESSING, INC.
                                            AND SUBSIDIARIES
                                    CALCULATION OF EARNINGS PER SHARE
                                  (In thousands, except per share amounts)

                                                                                Years ended June 30,
                                                     -----------------------------------------------------------------
                                                      2002           2001          2000           1999          1998
                                                     -----------------------------------------------------------------
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BASIC EARNINGS PER SHARE:
Net earnings applicable to common shares           $1,100,770      $924,720       $840,800      $696,840      $608,262
                                                   ==========      ========       ========      ========      ========

Average number of common shares outstanding           618,857       629,035        626,766       615,630       600,803
                                                     ========       =======        =======       =======       =======

Basic earnings per share                           $     1.78      $   1.47       $   1.34      $   1.13      $   1.01
                                                   ==========      ========       ========      ========      ========

DILUTED EARNINGS PER SHARE:
Net earnings used in basic earnings per share      $1,100,770      $924,720       $840,800      $696,840      $608,262
Adjustment for interest (net of tax) - zero coupon
  convertible subordinated notes (5 1/4% yield)         1,611         2,340          2,912         3,607         7,833
                                                     --------      --------        -------      --------      --------

Net earnings used for diluted earnings per share   $1,102,381      $927,060       $843,712      $700,447      $616,095
                                                   ==========      ========       ========      ========      ========


Average number of shares outstanding on a diluted
  basis:
Shares used in calculating basic earnings per share   618,857       629,035        626,766       615,630       600,803
Diluted effect of all stock options outstanding
  after application of treasury stock method            9,370        13,482         14,823        15,306        13,363
Shares assumed to be issued upon conversion of
  Debentures - zero coupon convertible
  subordinated notes (5 1/4% yield)                     2,352         3,472          4,509         5,956        14,030
                                                   ----------       -------        -------       -------       -------

Average number of shares outstanding on a diluted
   basis:                                             630,579       645,989        646,098       636,892       628,196
                                                   ==========       =======        =======       =======       =======

Diluted earnings per share                           $   1.75      $   1.44        $  1.31      $   1.10      $   0.98
                                                   ==========      ========        =======      ========      ========


PRO FORMA BASIC EARNINGS PER SHARE:(a)
Net earnings applicable to common shares                           $924,720       $840,800      $696,840      $608,262
Goodwill (net of tax impact)                                         46,960         41,090        42,420        39,768
                                                                     ------         ------        ------        ------
Pro forma net earnings applicable to common shares                 $971,680       $881,890      $739,260      $648,030

Average number of common shares outstanding                         629,035        626,766       615,630       600,803
                                                                    =======        =======       =======       =======

Pro forma basic earnings per share                                 $   1.54        $  1.41      $   1.20      $   1.08
                                                                   ========        =======      ========      ========

PRO FORMA DILUTED EARNINGS PER SHARE:(a)
Pro forma net earnings used in basic earnings per share            $971,680       $881,890      $739,260      $648,030
Adjustment for interest (net of tax) - zero coupon
  Convertible subordinated notes (5 1/4% yield)                       2,340          2,912         3,607         7,833
                                                                      -----          -----         -----         -----

Pro forma net earnings used for diluted earnings per share         $974,020       $884,802      $742,867      $655,863
                                                                   ========       ========      ========      ========

Average number of shares outstanding on a diluted basis:
Shares used in calculating basic earnings per share                 629,035        626,766       615,630       600,803
Diluted effect of all stock options outstanding after
  application of treasury stock method                               13,482         14,823        15,306        13,363
Shares assumed to be issued upon conversion of
  Debentures - zero coupon convertible
  subordinated notes (5 1/4% yield)                                   3,472          4,509         5,956        14,030
                                                                      -----          -----         -----        ------

Average number of shares outstanding on a diluted basis             645,989        646,098       636,892       628,196
                                                                    =======        =======       =======       =======

Pro forma diluted earnings per share                                  $1.51          $1.37         $1.17         $1.04
                                                                      =====          =====         =====         =====

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(a) Pro forma results reflect the impact relating to the July 1, 2001 adoption of Statement of Financial Accounting Standard No. 142, which eliminates goodwill amortization.

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